Exhibit 8.1

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Strategic alliance with MWE China Law Offices (Shanghai)

October 31, 2014

MergeWorthRx Corp.

3123 McDonald Street

Miami, FL 33133

Re:	Registration Statement on Form S-4 of MergeWorthRx Corp.

Ladies and Gentlemen:

We have acted as counsel for MergeWorthRx Corp., a Delaware corporation (the “MWRX”), in connection with the transactions described in the Registration Statement on Form S-4 of MWRX (the “Registration Statement”).

We hereby confirm that the statements set forth in the Registration Statement in the section entitled “Material U.S. Federal Income Tax Considerations for Stockholders Exercising Conversion Rights” constitute the opinion of McDermott Will & Emery LLP insofar as such statements describe provisions of United States federal income tax law applicable to holders of MWRX common stock.

This opinion is being furnished only to holders of MWRX common stock in connection with the transactions described in the Registration Statement and solely for their benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted, or otherwise referenced for any other purpose whatsoever without our express written consent. We hereby consent to (i) the inclusion of this opinion as an exhibit to the Registration Statement, (ii) references to our opinion in the Registration Statement and (iii) the inclusion of our name under the heading “Legal Matters” in the registration statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/McDermott Will & Emery LLP

U.S. practice conducted through McDermott Will & Emery LLP.

500 North Capitol Street, N.W. Washington DC 20001-1531 Telephone: +1 202 756 8000 Facsimile: +1 202 756 8087 www.mwe.com